UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 21, 2005

MATTSON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

47131 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 657-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As described under Item 5.02 below, Robert MacKnight, currently the Chief Operating Officer of Mattson Technology, Inc. (the “Company”) is to be granted an additional option to purchase shares of Common Stock of the Company, and an increase in salary and target bonus levels, effective July 1, 2005, as further described in the last paragraph of Item 5.02, which is incorporated by reference under this Item 1.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Departure of Director and Principal Executive Officer.

Effective July 1, 2005, David Dutton will no longer serve in the position of President, but will remain the Chief Executive Officer and member of the Board of Directors of the Company.

(c)  Appointment of New Principal Executive Officers.

On June 21, 2005, the Company announced a management change under which, effective July 1, 2005, Robert B. MacKnight is being appointed to the additional office of President.  Mr. MacKnight remains the Company’s Chief Operating Officer.

Robert MacKnight, 56, has served as the Company’s Chief Operating Officer since December 2002.  Prior to that, Mr. MacKnight served as President of the Thermal/Films/Etch division and Executive Vice President since December 2001.  Mr. MacKnight joined Mattson in September 2001 as Executive Vice President of Corporate Development and General Manager of the RTP Product Business Unit.  From 1998 to 2001, Mr. MacKnight served at Microbar, Inc., a manufacturer of chemical systems for the semiconductor industry, where he last served as President and Chief Operating Officer.  From 1996 to 1998, Mr. MacKnight was Vice President and General Manager of After Market Operations for Cymer, Inc., a supplier of equipment used in semiconductor manufacturing.

Mr. MacKnight is party to an existing Severance and Executive Change of Control Agreement with the Company, the terms of which are described under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements” in the Company’s definitive Proxy Statement for its 2005 Annual Meeting of Stockholders, filed with the SEC on April 20, 2005, which description is incorporated herein by reference.

As a result of his appointment as President, Mr. MacKnight’s salary will be increased to $380,000 per year, with a commensurate increase in his annual target bonus level, and he will be granted an additional stock option to purchase approximately 35,000 shares of the Company’s common stock under the Company’s 2005 Equity Inventive Plan, with an exercise price equal to the fair market value on or about July 1, 2005, an option term of seven years, and vesting and other terms consistent with the Company’s standard terms.

Item 7.01  Regulation FD Disclosure.

On June 21, 2005, the Company issued a press release announcing the promotion of Mr. MacKnight to President and COO, and that Mr. Dutton would no longer be serving as President, effective July 1, 2005.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	June 21, 2005 Press Release by Mattson Technology, Inc.*

*Pursuant to Item 7.01 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005

MATTSON TECHNOLOGY, INC.

	By:	/s/ Ludger Viefhues
Ludger Viefhues,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	June 21, 2005 Press Release by Mattson Technology, Inc.